EXHIBIT 99.2
                                                                    ------------
Part I.  FINANCIAL INFORMATION
Item 1.  Financial Statements

                          ZAP (FORMERELY ZAPWORLD.COM)
                             (DEBTOR-IN-POSSESSION)
                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                 (IN THOUSANDS)
                                                                    March 31,
                                                                      2002
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                                     ASSETS
CURRENT ASSETS
    Cash                                                             $    499
    Accounts receivable, net of allowance for doubtful
       accounts of $723                                                   382
    Inventories                                                         1,254
    Prepaid expenses and other assets                                     243
                                                                     --------
            Total current assets                                        2,378


PROPERTY AND EQUIPMENT, net of accumulated depreciation of $706           394

OTHER ASSETS
    Patents & Trademarks                                                  292
    Goodwill                                                              100
    Deposits and other                                                    121
                                                                     --------
            Total other assets                                            513
                                                                     --------
Total assets                                                         $  3,285
                                                                     ========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
    Accounts payable                                                 $     95
    Accrued liabilities and other expenses                                171
    Current maturities of obligations under capital leases                 14
                                                                     --------
            Total current liabilities                                     280


OTHER LIABILITIES
    Obligations under capital leases, less current maturities              29
                                                                     --------
            Total other liabilities                                        29

LIABILITIES SUBJECT TO COMPROMISE
    Secured Debt                                                          152
    Trade and miscellaneous claims                                      1,601
    Debt that may be converted to equity                                3,060
                                                                     --------
            Total liabilities subject to compromise                     4,813
                                                                     --------

STOCKHOLDERS' DEFICIT
    Preferred stock, authorized 10,000 shares;
    2 shares Issued and outstanding                                     1,133
    Common stock, authorized 20,000 shares of
    no par value; issued and outstanding 6,068 shares                  16,616
    Accumulated deficit                                               (19,586)
                                                                     --------
            Total stockholders' deficit                                (1,837)
                                                                     --------
Total liabilities and stockholders' deficit                          $  3,285
                                                                     ========


     See accompanying notes to consolidated financial statements